UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2015

GENER8 MARITIME, INC.

(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34228	66 071 6485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 2nd Floor New York, NY (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code: (212) 763-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Citibank Facility

On October 21, 2015, Gener8 Maritime, Inc. (the “Company”) entered into a term loan facility (the “Citibank facility”), dated as of October 21, 2015, by and among the Company’s wholly-owned subsidiary, Gener8 Maritime Subsidiary VII Inc. (“GNRT Sub VII”); the Company as parent; the lenders party thereto; and Citibank, N.A., New York Branch as Facility Agent and Collateral Agent in order to fund a portion of the remaining installment payments due under the shipbuilding contract for one VLCC newbuilding owned by the Company.  The Citibank facility provides for term loans up to the aggregate approximate amount of $60,174,000, which were drawn on October 23, 2015. The loans under the Citibank facility will mature on October 21, 2016, provided that if certain extension conditions are satisfied on or prior to the one-year anniversary of the effective date of the facility, the maturity date will be extended to October 21, 2020.

The extension conditions are as follows: (i) an event of default under the Citibank facility must not have occurred, (ii) GNRT Sub VII has must have paid Citibank, N.A., New York Branch in its capacity as Facility Agent, Collateral Agent and Mandated Lead Arranger, as well as the lenders party to the Citibank facility, all additional fees and other compensation due and payable under the facility, and (iii) the Company and GNRT Sub VII must have complied with certain requirements relating to the establishment, funding and pledge of a debt service account to be pledged to the lenders. If the Citibank facility is extended, GNRT Sub VII will be obligated to repay the Citibank facility in 19 equal consecutive quarterly installments, the earliest installment of which is payable on March 31, 2016 with the remainder (approximately 2/3 of the total loan amount) due at October 21, 2020. If the Citibank facility is not extended, all such quarterly installments occurring on or after December 31, 2016 shall be due and payable on October 21, 2016.

The Citibank facility bears interest at a rate per annum based on LIBOR plus a margin of 3.75% per annum. If there is a failure to pay any amount due on a loan under the Citibank facility, interest shall accrue at a rate 2.00% higher than the interest rate that would otherwise have been applied to such amount. The Citibank facility is secured on a first lien basis by a pledge by GNRT Sub VII of its interest in Gener8 Strength LLC (“GNRT Strength”) and a pledge by GNRT Strength, which is intended to own a vessel, of substantially all of its assets, and is guaranteed by the Company and GNRT Strength.  In addition the Citibank facility is secured by a pledge of certain of the Company’s and GNRT Strength’s respective bank accounts.

The Company is also subject to various collateral maintenance, financial and other covenants, restrictions on payments of dividends, events of default and remedies that are substantially the same as those contained in the Refinancing Facility.  Further, under the Citibank facility, GNRT Sub VII is required to use commercially reasonable efforts to obtain a credit facility with export credit insurance support from China Export and Credit Insurance Corporation for the post-delivery financing of up to 6 newbuildings as promptly as practicable.  GNRT Sub VII is required to apply proceeds from any such credit facility to the repayment in full of the Citibank facility.

Note and Guarantee Agreement Amendment

On October 21, 2015, the Company entered into an amendment to the Note and Guarantee Agreement, dated as of October 21, 2015, by and among the parties to the Note and Guarantee Agreement, which allowed the Company to enter into the Citibank facility.

BlueMountain is the lender under the Note and Guarantee Agreement. One member of the board of directors of the company is an employee of or associated with BlueMountain. As used in this report, “BlueMountain” refers to BlueMountain Capital Management, LLC and/or one or more of its investment entities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Credit Agreement, dated as of October 21, 2015, among Gener8 Maritime, Inc. as Parent, Gener8 Maritime Subsidiary VII Inc. as Borrower, the lenders party thereto, and Citibank, N.A., New York Branch as Facility Agent and Collateral Agent

10.2	Amendment No. 5 and Consent to the Note and Guarantee Agreement, dated as of October 21, 2015, among Gener8 Maritime, Inc., Gener8 Maritime Subsidiary V Inc. and the Purchasers party thereto

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and observations. Included among the factors that, in the Company’s view, could cause actual results to differ materially from the forward-looking statements contained in this report are the following: (i) sourcing, completion and funding of financing on acceptable terms; (ii) changes in the values of the Company’s vessels, newbuildings or other assets; (iii) the fulfillment of the closing conditions under, or the execution of customary additional documentation for, the Company’s agreements to acquire vessels and existing and contemplated financing arrangements; (iv) financial market conditions; (v) the Company’s ability to comply with the covenants and conditions under the Company’s debt obligations; (vi) a material decline or prolonged weakness in the Company’s business, prospects, results of operations or liquidity and (vii) other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including without limitation, the Company’s prospectus dated June 24, 2015, filed with the SEC pursuant to rule 424(b) of the Securities Act on June 25, 2015, and the Company’s quarterly report on Form 10-Q for the three months ended June 30, 2015, which are accessible on the SEC’s website at www.sec.gov and which may be obtained by contacting the Company’s investor relations department via the Company’s website www.gener8maritime.com. Gener8 Maritime, Inc. does not undertake any obligation to update or revise any forward-looking statements as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Gener8 Maritime, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENER8 MARITIME, INC.

/s/ Leonard J. Vrondissis

Leonard J. Vrondissis

Chief Financial Officer and Executive Vice President

DATE: October 27, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1

Credit Agreement, dated as of October 21, 2015, among Gener8 Maritime, Inc. as Parent, Gener8 Maritime Subsidiary VII Inc. as Borrower, the lenders party thereto, and Citibank, N.A., New York Branch as Facility Agent and Collateral Agent

10.2	Amendment No. 5 and Consent to the Note and Guarantee Agreement, dated as of October 21, 2015, among Gener8 Maritime, Inc., Gener8 Maritime Subsidiary V Inc. and the Purchasers party thereto